                                                               Exhibit 4.2

                       THIRD AMENDMENT TO CREDIT AGREEMENT
                       -----------------------------------

                  THIS THIRD AMENDMENT TO CREDIT AGREEMENT (the "Amendment") is dated as of September __, 1996, by and among SINTER METALS, INC., a Delaware corporation (the "Borrower"), the Lenders party hereto, the Issuing Bank and MELLON BANK, N.A., a national banking association, as agent for the Lenders (in such capacity, the "Agent").

                                    RECITALS
                                    --------

                  A. The Borrower, the Lenders, the Issuing Bank and the Agent entered into a Credit Agreement, dated as of January 18, 1996, as amended by the First Amendment to Credit Agreement dated as of April 10, 1996 and the Second Amendment to Credit Agreement and Waiver dated as of June 28, 1996 (together with all Exhibits and Schedules thereto, the "Credit Agreement"), under which the Lenders agreed, subject to certain conditions, to make revolving credit loans to the Borrower in an aggregate principal amount not to exceed $30,000,000.

                  B. The parties desire to amend the Credit Agreement as set forth herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:
                  1.       Effect of Amendment; Definitions.
                           --------------------------------

                  All terms used herein that are defined in the Credit Agreement shall have the meanings ascribed thereto in the Credit Agreement, unless the context otherwise requires. The Credit Agreement shall be and hereby is amended as provided in Section 2 hereof. Except as expressly amended in Section 2 hereof, the Credit Agreement shall continue in full force and effect in accordance with its provisions on the date hereof. As used in the Credit Agreement, the terms "Credit Agreement", "Agreement", "this Agreement", "herein", "hereinafter", "hereto", "hereof", and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement as amended and modified by this Amendment.

                  2.       Amendments.
                           ----------

                  (A) The definition of "Revolving Credit Note" in Section 1.1 of the Credit Agreement is amended by deleting the same and substituting the following in lieu thereof:

                  "`Revolving Credit Note' shall mean the promissory note of the Borrower executed and delivered under Section 2.1(c) hereof and any promissory note issued in substitution therefor pursuant to Sections 2.13(b) or 10.14(c) hereof or in connection with any amendment of this Agreement or otherwise, together with all extensions, renewals, refinancings or refundings thereof in whole or part."

                  (B) The last sentence in Section 2.1(a) of the Credit Agreement is amended by deleting the same and substituting the following in lieu thereof:

                  "The sum of the Revolving Credit Committed Amounts of the Lenders shall not exceed Fifty Million Dollars ($50,000,000) at any time."

                  (C) Section 2.4(b)(i) of the Credit Agreement is amended by deleting the same and substituting the following in lieu thereof:

                  "(i) Except and to the extent that the conditions set forth in
         Section 2.4(b)(ii) below apply on a particular day, the "Applicable Margin" for each applicable interest rate Option for any day shall mean the applicable percentage set forth below:

                  Interest Rate Option                Applicable Margin
                  --------------------                -----------------
                  Base Rate Option                         0.000%
                  Offered Rate Option                      1.000%
                  Euro-Rate Option                         1.000%"

                  (D) Section 7.1(a) of the Credit Agreement is amended by deleting the same and substituting the following in lieu thereof:

                  "(a) RATIO OF CONSOLIDATED TOTAL LIABILITIES TO CONSOLIDATED NET WORTH. As of the last day of each fiscal quarter of each Fiscal Year, the ratio of (i) Consolidated Total Liabilities as of the end of such fiscal quarter, less cash of the Borrower on deposit in the Village of Richton Park, Cook County, Illinois, Sinter Metals, Inc. Project Fund created under the Trust Indenture, dated as of April 1, 1996, between the Borrower and Mellon Bank, N.A., as trustee, in respect of the Bonds, as of the end of such fiscal quarter, to (ii) Consolidated Net Worth as of the end of such fiscal quarter shall not be more than 1.60 to 1.00."

                  (E) Section 7.1(b) of the Credit Agreement is amended by deleting the same and substituting the following in lieu thereof:

                  "(b) RATIO OF CONSOLIDATED FUNDED DEBT TO CONSOLIDATED EBITDA. As of the last day of each fiscal quarter of each Fiscal Year, the ratio of Consolidated Funded Debt as of the end of such fiscal quarter, less cash of the Borrower on deposit in the Village of Richton Park, Cook County, Illinois, Sinter Metals, Inc. Project Fund created under the Trust Indenture, dated as of

April 1, 1996, between the Borrower and Mellon Bank, N.A., as trustee, in respect of the Bonds, as of the end of such fiscal quarter, to Consolidated EBITDA for the period of four (4) fiscal quarters ending on such day, considered as a single accounting period, shall not be more than 2.50 to 1.00."

                  (F) The amounts set forth as the "Initial Revolving Credit Committed Amounts" below the names of the Lenders on the signature pages of the Credit Agreement are amended as follows: (i) by deleting the number "$18,000,000" as the Initial Revolving Credit Committed Amount under the signature of Mellon Bank and substituting "$30,000,000" in lieu thereof; and
(ii) by deleting the number "$12,000,000" as the Initial Revolving Credit Committed Amount under the signature of Society National Bank and substituting "$20,000,000" in lieu thereof.

                  3.       Representations and Warranties; Covenants.
                           -----------------------------------------

                  (A) The Borrower hereby represents and warrants that all representations and warranties set forth in the Credit Agreement, as amended hereby, are true and correct in all material respects, and that this Amendment has been executed and delivered by a duly authorized officer of the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

                  (B) The Borrower hereby represents and warrants that the execution, delivery and performance by the Borrower of this Amendment and its performance of the Credit Agreement, as amended hereby, have been authorized by all requisite corporate action and will not (i) violate (a) any order of any court, or any rule, regulation or order of any other agency of government, (b) the Certificate of Incorporation or the By-Laws (including any amendment thereto) or any other instrument of corporate governance of the Borrower, or (c) any provision of any indenture, agreement or other instrument to which the Borrower is a party, or by which the Borrower or any of its properties or assets are or may be bound; (ii) be in conflict with, result in a breach of or constitute, alone or with due notice or lapse of time or both, a default under any indenture, agreement or other instrument referred to in (i)(c) above; or
(iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever.

                  4.       Miscellaneous.
                           -------------

                  (A) This Amendment shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania, without reference to principles of conflict of laws.

                  (B) This Amendment shall become effective upon execution and delivery hereof by the Required Lenders and the Borrower and upon the execution and delivery by the Borrower to the Agent of the Revolving Credit Notes in substantially the forms attached hereto as Exhibits A-1 and A-2. Upon the execution and delivery of such Revolving Credit Notes, the Agent shall deliver to the Borrower the originals of each of the Revolving Credit Notes executed by Borrower on the Closing Date marked "exchanged" or "replaced." The Borrower agrees to pay on demand all costs and expenses of the Agent, including reasonable attorneys' fees and expenses, in connection with the preparation, execution and delivery of this Amendment.

                  (C) The execution, delivery and performance by the Lenders, the Issuing Bank and the Agent of this Amendment shall not constitute or, except as expressly set forth herein, be deemed to be or construed as a waiver of any right, power or remedy, or a waiver of any provision of the Credit Agreement, or a waiver of any Potential Default or any Event of Default. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment is subject to the provisions of Section 10.3 of the Credit Agreement.

                  (D) This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.


SINTER METALS, INC.                     KEYBANK NATIONAL ASSOCIATION

By: /s/ Ronald G. Campbell              By: /s/ Richard A. Pohle
    ---------------------------             ------------------------

Title: Assistant Treasurer              Title: Vice President
       ------------------------                ---------------------

MELLON BANK, N.A., individually
  and as Agent and as Issuing
  Bank

By: /s/ John Joseph Liqday
    ---------------------------

Title: Assistant Vice President
       ------------------------

                                   EXHIBIT A-1

                               SINTER METALS, INC.

                   Amended and Restated Revolving Credit Note
                   ------------------------------------------

$30,000,000                                                January 18, 1996


                  FOR VALUE RECEIVED, the undersigned, SINTER METALS, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of MELLON BANK, N.A. (the "Lender") on or before the Revolving Credit Maturity Date, and at such earlier dates as may be required by the Agreement (as defined below), the lesser of (i) the principal sum of Thirty Million Dollars ($30,000,000) or
(ii) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower from time to time pursuant to the Agreement. The Borrower further promises to pay to the order of the Lender interest on the unpaid principal amount hereof from time to time outstanding at the rate or rates per annum determined pursuant to the Agreement, payable on the dates set forth in the Agreement.

                  This Note is one of the "Revolving Credit Notes" as referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of January 18, 1996, by and among the Borrower, the Lenders party thereto from time to time, the Issuing Bank referred to therein and Mellon Bank, N.A., a national banking association, as Agent for the Lenders (as the same has heretofore been and may be amended, modified or supplemented from time to time, the "Agreement"), which among other things provides for the acceleration of the maturity hereof upon the occurrence of certain events and for prepayments in certain circumstances and upon certain terms and conditions. Terms defined in the Agreement have the same meanings herein.

                  The Borrower hereby expressly waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Agreement, and an action for amounts due hereunder or thereunder shall immediately accrue.

                  This Note shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles of choice of law.

                  THE BORROWER AUTHORIZES AND EMPOWERS THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE UNITED STATES OR ELSEWHERE, UPON THE OCCURRENCE OF ANY EVENT OF DEFAULT UNDER THE AGREEMENT, UNDER THIS REVOLVING CREDIT NOTE OR UNDER ANY OF THE OTHER LOAN DOCUMENTS, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST THE BORROWER AS OF ANY TERM IN FAVOR OF THE LENDER OR ANY HOLDER OF THIS REVOLVING CREDIT NOTE, FOR ALL SUMS DUE AND UNPAID UNDER THIS REVOLVING CREDIT NOTE, WHETHER BY ACCELERATION OR NOT, WITH OR WITHOUT DECLARATION, WITH COST OF SUIT, RELEASE OF ALL ERRORS, WITHOUT STAY OF EXECUTION AND WITH TEN PERCENT (10%) ADDED FOR COLLECTION FEE. THE BORROWER ALSO WAIVES THE RIGHT OF INQUISITION OF ANY REAL ESTATE LEVIED ON, VOLUNTARILY CONDEMNS THE SAME, AUTHORIZES THE PROTHONOTARY OR CLERK TO ENTER THE WRIT OF EXECUTION ON SAID VOLUNTARY CONDEMNATION, AGREES THAT SAID REAL ESTATE MAY BE SOLD ON A WRIT OF EXECUTION, AND ALSO WAIVES AND RELEASES ALL RELIEF FROM ANY AND
ALL APPRAISEMENT, STAY OR EXEMPTION LAW OF ANY STATE NOW IN FORCE OR ENACTED IN THE FUTURE. IF A COPY OF THIS REVOLVING CREDIT NOTE, VERIFIED BY AFFIDAVIT OF THE LENDER OR ANY SUCH HOLDER OF THIS REVOLVING CREDIT NOTE OR SOMEONE AUTHORIZED TO ACT ON THE BEHALF OF THE LENDER OR ANY SUCH HOLDER, HAS

BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL REVOLVING CREDIT NOTE AS A WARRANT OF ATTORNEY. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST THE BORROWER WILL NOT BE EXHAUSTED BY ANY SINGLE EXERCISE OF THE AUTHORIZED POWER, AND THE SAME MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS THE HOLDER DEEMS NECESSARY OR DESIRABLE; AND THIS INSTRUMENT WILL BE A SUFFICIENT WARRANT.

                  WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWER OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THIS AGREEMENT OR ANY OTHER CAUSE.

                  IN WITNESS WHEREOF, and intending to be legally bound, the Borrower has executed, issued and delivered this Revolving Credit Note as of January 18, 1996.

ATTEST:                                        SINTER METALS, INC.

/s/ Ronald G. Campbell                         By: /s/ Michael T. Kestner
----------------------                             -------------------------
Assistant Secretary                                Chief Financial Officer

                                 ACKNOWLEDGMENT

STATE OF OHIO                       )
                                    ) S.S.
COUNTY OF CUYAHOGA                  )

                  On this 19th day of September, 1996, before me, Gloria T. Sturghill the undersigned authority in and for said County and State, personally appeared Michael T. Kestner who acknowledged himself to be the Chief Financial Officer of Sinter Metals, Inc., a Delaware corporation, and that he as such Officer, being authorized to execute the foregoing Revolving Credit Note on behalf of Sinter Metals, Inc., executed the foregoing Revolving Credit Note on behalf of Sinter Metals, Inc. for the purposes set forth in the foregoing Revolving Credit Note by signing the name of the corporation by himself as Officer.

                  IN WITNESS WHEREOF, I hereunto set my official hand and seal.

                                          /s/ Gloria T. Sturghill
                                          -----------------------
                                                Notary Public

                                               (Notarial Seal)

My Commission Expires: June 16, 1997

                                   EXHIBIT A-2

                               SINTER METALS, INC.

                   Amended and Restated Revolving Credit Note
                   ------------------------------------------

$20,000,000                                                   January 18, 1996


                  FOR VALUE RECEIVED, the undersigned, SINTER METALS, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of KEYBANK NATIONAL ASSOCIATION (the "Lender") on or before the Revolving Credit Maturity Date, and at such earlier dates as may be required by the Agreement (as defined below), the lesser of (i) the principal sum of Twenty Million Dollars ($20,000,000) or (ii) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower from time to time pursuant to the Agreement. The Borrower further promises to pay to the order of the Lender interest on the unpaid principal amount hereof from time to time outstanding at the rate or rates per annum determined pursuant to the Agreement, payable on the dates set forth in the Agreement.

                  This Note is one of the "Revolving Credit Notes" as referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of January 18, 1996, by and among the Borrower, the Lenders party thereto from time to time, the Issuing Bank referred to therein and Mellon Bank, N.A., a national banking association, as Agent for the Lenders (as the same has heretofore been and may be amended, modified or supplemented from time to time, the "Agreement"), which among other things provides for the acceleration of the maturity hereof upon the occurrence of certain events and for prepayments in certain circumstances and upon certain terms and conditions. Terms defined in the Agreement have the same meanings herein.

                  The Borrower hereby expressly waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Agreement, and an action for amounts due hereunder or thereunder shall immediately accrue.

                  This Note shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles of choice of law.

                  THE BORROWER AUTHORIZES AND EMPOWERS THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE UNITED STATES OR ELSEWHERE, UPON THE OCCURRENCE OF ANY EVENT OF DEFAULT UNDER THE AGREEMENT, UNDER THIS REVOLVING CREDIT NOTE OR UNDER ANY OF THE OTHER LOAN DOCUMENTS, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST THE BORROWER AS OF ANY TERM IN FAVOR OF THE LENDER OR ANY HOLDER OF THIS REVOLVING CREDIT NOTE, FOR ALL SUMS DUE AND UNPAID UNDER THIS REVOLVING CREDIT NOTE, WHETHER BY ACCELERATION OR NOT, WITH OR WITHOUT DECLARATION, WITH COST OF SUIT, RELEASE OF ALL ERRORS, WITHOUT STAY OF EXECUTION AND WITH TEN PERCENT (10%) ADDED FOR COLLECTION FEE. THE BORROWER ALSO WAIVES THE RIGHT OF INQUISITION OF ANY REAL ESTATE LEVIED ON, VOLUNTARILY CONDEMNS THE SAME, AUTHORIZES THE PROTHONOTARY OR CLERK TO ENTER THE WRIT OF EXECUTION ON SAID VOLUNTARY CONDEMNATION, AGREES THAT SAID REAL ESTATE MAY BE SOLD ON A WRIT OF EXECUTION, AND ALSO WAIVES AND RELEASES ALL RELIEF FROM ANY AND ALL APPRAISEMENT, STAY OR EXEMPTION LAW OF ANY STATE NOW IN FORCE OR ENACTED IN THE FUTURE. IF A COPY OF THIS REVOLVING CREDIT NOTE, VERIFIED

BY AFFIDAVIT OF THE LENDER OR ANY SUCH HOLDER OF THIS REVOLVING CREDIT NOTE OR SOMEONE AUTHORIZED TO ACT ON THE BEHALF OF THE LENDER OR ANY SUCH HOLDER, HAS BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL REVOLVING CREDIT NOTE AS A WARRANT OF ATTORNEY. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST THE BORROWER WILL NOT BE EXHAUSTED BY ANY SINGLE EXERCISE OF THE AUTHORIZED POWER, AND THE SAME MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS THE HOLDER DEEMS NECESSARY OR DESIRABLE; AND THIS INSTRUMENT WILL BE A SUFFICIENT WARRANT.

                  WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWER OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THIS AGREEMENT OR ANY OTHER CAUSE.

                  IN WITNESS WHEREOF, and intending to be legally bound, the Borrower has executed, issued and delivered this Revolving Credit Note as of January 18, 1996.

ATTEST:                                     SINTER METALS, INC.

                                            By: Michael T. Kestner
/s/ Ronald G. Campbell                          ---------------------------
------------------------
Assistant Secretary                         Title: Chief Financial Officer
                                                   ------------------------

                                 ACKNOWLEDGMENT

STATE OF OHIO                       )
                                    ) S.S.
COUNTY OF CUYAHOGA                  )

                  On this 19th day of September, 1996, before me, Gloria T. Sturghill the undersigned authority in and for said County and State, personally appeared Michael T. Kestner who acknowledged himself to be the Chief Financial Officer of Sinter Metals, Inc., a Delaware corporation, and that he as such Officer, being authorized to execute the foregoing Revolving Credit Note on behalf of Sinter Metals, Inc., executed the foregoing Revolving Credit Note on behalf of Sinter Metals, Inc. for the purposes set forth in the foregoing Revolving Credit Note by signing the name of the corporation by himself as Officer.

                  IN WITNESS WHEREOF, I hereunto set my official hand and seal.

                                             /s/ Gloria T. Sturghill
                                             -----------------------
                                                   Notary Public

                                                  (Notarial Seal)

My Commission Expires: